Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
September 30, 2006
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $673 million
Debtors’ Attorneys:
John Wm. Butler Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: October 31, 2006	/s/ ROBERT J. DELLINGER

Robert J. Dellinger
Executive Vice President and Chief Financial Officer
(1) See next page for a listing of Debtors by case number.
(2) All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
(1) The Debtors in these jointly administered cases are as follows:

Case
Debtor Name	Number

Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX

Description	Page
Condensed Combined Debtors-in-Possession Statement of Operations for the month ended September 30, 2006 and Year to Date January 1 to September 30, 2006	4
Condensed Combined Debtors-in-Possession Balance Sheet as of September 30, 2006	5
Condensed Combined Debtors-in-Possession Statement of Cash Flows for the month ended September 30, 2006	6
Notes to Monthly Operating Report	7
Schedule of Payroll and Payroll Taxes Withheld and Incurred	12
Schedule of Payroll Taxes Paid	13
Schedule of Other Taxes Collected, Incurred and Paid	15
Schedule of Disbursements	17
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

		Year to Date
	Month Ended	January 1 to
	September 30,	September 30,
	2006	2006
	(in millions)
Net sales:
General Motors and affiliates	$803	$7,626
Other customers	527	5,159
Intercompany non-Debtor subsidiaries	43	452

Total net sales	1,373	13,237

Operating expenses:
Cost of sales, excluding items listed below	1,439	13,389
U.S. employee special attrition program charges	471	2,932
Selling, general and administrative	88	785
Depreciation and amortization	48	484

Total operating expenses	2,046	17,590

Operating loss	(673)	(4,353)
Interest expense (contractual interest expense was $42 million and $388 million, respectively)	(35)	(278)
Other income (expense), net	(1)	(4)

Loss before reorganization items, income tax expense, equity income, and cumulative effect of accounting change	(709)	(4,635)
Reorganization items, net	(13)	(42)
Income tax benefit	15	7
Equity income from non-consolidated subsidiaries, net of tax	6	36
Equity income from non-Debtor subsidiaries, net of tax	28	253
Cumulative effect of accounting change, net of tax	—	3

Net loss	$(673)	$(4,378)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

September 30, 2006
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$411
Restricted cash	105
Accounts receivable, net:
General Motors and affiliates	2,183
Other third parties	1,179
Non-Debtor subsidiaries	290
Notes receivable from non-Debtor subsidiaries	347
Inventories, net:
Productive material, work-in-process and supplies	936
Finished goods	317
Prepaid expenses and other	321

Total current assets	6,089

Long-term assets:
Property, net	2,496
Investments in affiliates	376
Investments in non-Debtor subsidiaries	3,508
Goodwill	152
Other intangible assets, net	38
Pension intangible assets	394
Other	322

Total assets	$13,375

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities not subject to compromise:
Secured debt in default	$2,492
Accounts payable	1,274
Accounts payable to non-Debtor subsidiaries	323
Accrued liabilities	1,413

Total current liabilities not subject to compromise	5,502

Long-term liabilities not subject to compromise:
Debtor-in-possession financing	250
Employee benefit plan obligations and other	766

Total long-term liabilities not subject to compromise	1,016

Liabilities subject to compromise	16,706

Total liabilities	23,224

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,762
Accumulated deficit	(10,807)
Minimum pension liability, Debtors only	(1,736)
Accumulated other comprehensive loss, including minimum pension liability of non-Debtor subsidiaries	(22)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(9,849)

Total liabilities and stockholders’ deficit	$13,375

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

Month Ended
September 30, 2006
(in millions)
Cash flows from operating activities:
Net loss	$(673)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	48
Pension and other postretirement benefit expenses	124
Equity income from unconsolidated subsidiaries, net of tax	(6)
Equity income from non-Debtor subsidiaries, net of tax	(28)
Reorganization items	13
U.S. employee special attrition program charges	471
Changes in operating assets and liabilities:
Accounts receivable, net	(286)
Inventories, net	(6)
Prepaid expenses and other	52
Accounts payable, accrued and other long-term liabilities	(81)
Pension contributions	(7)
Other postretirement benefit payments	(21)
Receipts (payments) for reorganization items, net	(6)
Other	(33)

Net cash used in operating activities	(439)

Cash flows from investing activities:
Capital expenditures	(10)
Proceeds from sale of property	4
Decrease in restricted cash	5
Other	(3)

Net cash used in investing activities	(4)

Cash flows from financing activities:
Repayments of borrowings under other debt	(1)

Net cash used in financing activities	(1)

Decrease in cash and cash equivalents	(444)
Cash and cash equivalents at beginning of period	855

Cash and cash equivalents at end of period	$411

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General – Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases – On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. The composition of the creditors’ committee was subsequently changed. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners and on April 28, 2006, the U.S. Trustee appointed a committee of equity security holders in these chapter 11 cases. The equity committee’s composition was also later changed.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. In addition, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear. All creditors of the debtor are entitled to attend a section 341 meeting. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
2. Basis of Presentation
     Condensed Combined Debtor-in-Possession Financial Statements – The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed combined financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated subsidiaries in the attached financial statements and as such, their net income (loss) is included as “Equity income from non-Debtor subsidiaries, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor subsidiaries” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does require, however, that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
U.S. GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2005 Annual Report on Form 10-K and our 2006 Quarterly Reports on Form 10-Q that were filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, and payables.
     General Motors and Affiliates – Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated subsidiaries (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Restricted Cash – Primarily includes balances restricted for use for the pre-retirement portion of the special attrition program.
     Property – Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Special Attrition Program – On March 22, 2006, Delphi, GM and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) agreed on a special attrition program, and on May 5, 2006, the Court entered an order approving the motion with certain modifications. The order was subsequently amended on May 12, 2006. The special attrition program offered, among other things, certain eligible Delphi U.S. hourly employees represented by the UAW normal and early voluntary retirements with a lump sum incentive payment of $35,000, which is being paid by GM. The program also provided a pre-retirement program and the ability for certain UAW-represented employees to transfer to and retire from GM. On June 5, 2006, Delphi, GM, and the UAW subsequently agreed on a supplemental agreement that expanded the special attrition program to include a pre-retirement program for employees with 26 years of credited service and provided buyout payments which, depending on the amount of seniority or credited service, ranged from $40,000 to $140,000. GM has agreed to pay one-half of these buyout amounts. The supplemental agreement was approved by the Court on June 29, 2006 and on July 7, 2006 the Court entered an order approving the motion. Approximately 21,800 U.S. hourly employees represented by the UAW were eligible for buyout payments, with approximately 14,700 of those employees eligible to participate in the retirement and pre-retirement programs. The application period for eligible employees to elect an option under the supplemental agreement ended September 15, 2006. Approximately 13,800 UAW-represented employees elected to participate in the special attrition program.
     On June 16, 2006, Delphi, GM, and the Industrial Division of the Communication Workers of America, AFL-CIO, CLC (“IUE-CWA”) reached agreement on the terms of a special attrition program which mirrors in all material respects the UAW special attrition program taken together with the UAW supplemental agreement. GM has agreed to pay the incentive payment of $35,000 and to pay one-half of the buyout payments, except for employees at Delphi’s New Brunswick operations, with respect to whom previously agreed upon terms apply. The IUE-CWA special attrition program was approved by the Court on June 29, 2006 and on July 7, 2006, the Court entered an order approving the motion. Approximately 7,500 U.S. hourly employees represented by the IUE-CWA were eligible for buyout payments, with approximately 3,200 of those employees eligible to participate in the retirement and pre-retirement programs. The application period for eligible employees to elect an option under the special attrition program ended August 9, 2006. Approximately 6,300 IUE-CWA-represented employees elected to participate in the special attrition program.
     The Debtors have recorded postemployment wage and benefit charges in “U.S. employee special attrition program charges” of approximately $87 million during September 2006 and $1 billion year to date for the pre-retirement and buyout portions of the cost of the special attrition programs for UAW and IUE-CWA-represented hourly employees who elected to participate in the special attrition program. In addition, the Debtors recorded a net pension and postemployment benefit curtailment charge in “U.S. employee special attrition program charges” of
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
$384 million during September and $1.9 billion year to date, primarily due to reductions in anticipated future service as a result of the retirements.
     As a result of the special attrition program, the Debtors determined that previously recorded accruals for postemployment benefits, representing the future cash expenditures expected during the period between the idling of affected employees and the time when such employees are redeployed, retire, or otherwise terminate their employment, were no longer necessary and accordingly were released. The Debtors have recorded credits in “Cost of Sales” of approximately $4 million during September 2006 and $107 million year to date as a result of the release of previously recorded postemployment benefit accruals.
     As discussed above, GM agreed to pay the lump sum incentive payments of $35,000 per eligible employee, and one-half of the buyout payments ranging from $40,000 to $140,000 per eligible employee, depending on the amount of seniority or credited service. Since, however, all of the underlying employee payroll and related data resides in the Debtors’ recordkeeping systems, Delphi in conjunction with GM determined that the most practical and expeditious way to make these payments timely would be for the Debtors to pay their employees directly and invoice GM for reimbursement of the amounts paid. Delphi has recorded approximately $390 million in the balance sheet caption “Accounts Receivable, net – General Motors and affiliates” for these amounts owed by GM as of September 30, 2006. Delphi will invoice GM as these amounts are paid to employees upon their retirement or exit from Delphi.
     Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
     Taxes – Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
3. Debtor-in-Possession (“DIP”) Financing
     On October 14, 2005, Delphi entered into a Revolving Credit, Term Loan and Guaranty Agreement (the “DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders. The DIP Credit Facility consists of a $1,750 million revolving facility and a $250 million term loan facility (collectively, the “DIP Loans”). The DIP Credit Facility contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
     On October 27, 2005, Delphi entered into the First Amendment to the DIP Credit Facility (the “First Amendment”). Under the terms of the First Amendment the Company has agreed, among other things, to mandatory prepayments from Asset Sales and Recovery Events (each as defined in the First Amendment). The First Amendment also modified the terms of the Borrowing Base (as defined in the DIP Credit Facility) computation, which limits the amount outstanding under the DIP Loans at any one time.
     On October 28, 2005, the Court granted, on a final basis, the Debtors’ motion for approval of the DIP financing order. The DIP financing order granted final approval of the DIP Credit Facility, as amended, and final approval of an adequate protection package for certain prepetition facilities. Following approval of the final DIP financing order, the Debtors have access to $2 billion in DIP financing subject to the terms and conditions set forth in the DIP financing documents, as amended, and $2.5 billion under certain prepetition facilities, for a total financing of $4.5 billion.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     On November 21, 2005, Delphi entered into an Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the “Amended DIP Credit Facility”) which, among other things, adds new lenders to the DIP Credit Facility, increases the interest rate that was provided under the DIP Credit Facility, and alters the provisions regarding future amendments. The Amended DIP Credit Facility carries an interest rate at the option of Delphi of either (i) the Administrative Agent’s Alternate Base Rate (as defined in the Amended DIP Credit Facility) plus 1.75% or (ii) 2.75% above the Eurodollar base rate, which is the London Interbank Borrowing Rate (“LIBOR”). The LIBOR interest rate period can be set at a one, three, or six-month period as selected by Delphi in accordance with the terms of the Amended DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the DIP Loans. The Amended DIP Credit Facility will expire on the earlier of October 8, 2007 and the date of substantial consummation of a Reorganization Plan that is confirmed pursuant to an order of the Court. Borrowings under the Amended DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     Also on November 21, 2005, the $250 million term loan was funded and the Company elected to pay interest at LIBOR plus 2.75% for a six month period. On May 22, 2006 the Company elected to pay interest at LIBOR plus 2.75% for a one month period and has continued to elect LIBOR plus 2.75% for a one month period each subsequent monthly period. As of September 30, 2006, there were no amounts outstanding under the DIP revolving facility, but the Company had approximately $85 million in letters of credit outstanding under the DIP revolving facility as of that date.
4. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

	Month Ended	Year to Date
	September 30,	January 1 to
	2006	September 30, 2006
	(in millions)
Professional fees directly related to reorganization	$(20)	$(108)
Interest income	7	63
Gain on settlement of prepetition liabilities	—	3

Total Reorganization Items	$(13)	$(42)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, unsecured creditors, secured creditors and unions. Professional Fees also include approximately $8 million of fees for certain legal advisors to GM. Professional Fees for the month ended September 30, 2006 were estimated by the Debtors and will be reconciled to actual invoices when received.
5. Liabilities Subject To Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date. The bar date was the date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings were required to
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
be filed if the claimants were to receive any distribution in the chapter 11 cases. On April 17, 2006, the Debtors commenced notification, including publication, to all known actual and potential creditors informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences between claim amounts listed by the Debtors in their Schedules of Assets and Liabilities (as amended) and claims filed by creditors will be investigated and, if necessary, the Court will make the final determination as to the amount, nature, and validity of claims. The determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time. Classification for purposes of these financial statements of any prepetition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the Debtors as to the manner of classification, treatment, allowance, or payment in the Debtors’ chapter 11 cases, including in connection with any plan of reorganization that may be confirmed by the Court and that may become effective pursuant to the Court’s order.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Liabilities subject to compromise consist of the following:

September 30, 2006
(in millions)
Pension obligations	$4,677
Postretirement obligations other than pensions, including amounts payable to GM	7,865
Debt and notes payable	2,458
Accounts payable	836
Other	870

Total Liabilities Subject to Compromise	$16,706

6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED SEPTEMBER 30, 2006

	Employee Payroll Taxes	Employer Payroll
Gross Wages Paid	Withheld	Taxes Owed

$ 334,658,206	$94,167,605	$23,213,801

Note:	As disclosed in Note 2 “Basis of Presentation – Special Attrition Program,” certain eligible Delphi U.S. hourly employees represented by the UAW and the IUE-CWA received lump sum incentive payments or buyout payments. These payments were made by Delphi and are wholly or partially reimbursed by GM, and are included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED SEPTEMBER 30, 2006

Payee	Payroll Taxes Paid

Internal Revenue Service	$138,694,198
State of Ohio	6,125,772
City of Akron, OH	301
City of Dayton, OH	380,640
City of Kettering, OH	209,876
City of Moraine, OH	168,903
City of Warren, OH	155,188
City of Vandalia, OH	91,519
City of Rita, OH	56,659
Ohio School District	41,007
City of Columbus, OH	25,608
City of Hubbard, OH	7,964
City of Huron, OH	6,299
City of Trotwood, OH	3,842
City of Dublin, OH	3,677
City of Lordstown, OH	1,128
City of Springfield, OH	1,033
City of Toledo, OH	673
City of Canton, OH	163
City of Cincinnati, OH	107
City of W Carrollton, OH	104
State of Michigan	4,909,557
City of Saginaw, MI	155,576
City of Flint, MI	153,748
City of Grand Rapids, MI	18,962
City of Detroit, MI	8,677
City of Walker, MI	3,696
City of Pontiac, MI	940
State of Indiana	2,608,712
State of New York	932,650
State of Alabama	652,818
City of Gadsden, AL	15,075
State of New Jersey	498,474
State of California	476,392
State of Mississippi	387,745
State of Wisconsin	345,466
State of Georgia	118,615
State of Pennsylvania	91,860
City of Philadelphia, PA	390
City of Towamencin, PA	53
State of Oklahoma	68,644
State of Illinois	32,287
State of Colorado	30,089
City of Denver, CO	2,004
State of Kansas	22,754
State of South Carolina	15,896
State of Missouri	6,103
State of Virginia	5,771
State of Arkansas	5,701
State of Kentucky	4,949
State of North Carolina	3,855
State of Oregon	3,114
State of Maryland	1,284
State of Connecticut	1,249
State of Louisiana	1,132
State of Arizona	608
State of Vermont	590
State of Minnesota	554
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED SEPTEMBER 30, 2006

Payee	Payroll Taxes Paid

State of Delaware	$402
State of Texas	7
Inland Revenue Service (UK)	576,619
Country of Switzerland	5,977

Total	$158,143,656

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED SEPTEMBER 30, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Montgomery County, Ohio	Personal Property	$3,590,810	$3,590,810
Buena Vista, Michigan	Personal Property	2,753,915	2,753,915
Trumbull County, Ohio	Personal Property	1,920,861	1,920,861
Portage County, Ohio	Personal Property	736,193	736,193
Franklin County, Ohio	Personal Property	619,544	619,544
Butler County, Ohio	Personal Property	155,453	155,453
Shelby, Michigan	Personal Property	152,906	152,906
Bay City, Michigan	Personal Property	88,229	88,229
Lenawee County, Michigan	Personal Property	47,294	47,294
Mathews Local School District, Ohio	Personal Property	32,472	32,472
Orion, Michigan	Personal Property	31,656	31,656
Alma, Michigan	Personal Property	29,061	29,061
Lakeview Local School District, Ohio	Personal Property	17,847	17,847
Burton, Michigan	Personal Property	14,350	14,350
Brighton, Michigan	Personal Property	12,644	12,644
Oxford, Michigan	Personal Property	11,009	11,009
Lake County, Ohio	Personal Property	7,741	7,741
Bangor, Michigan	Personal Property	6,691	6,691
Milford Twp, Michigan	Personal Property	4,886	4,886
Medina County, Ohio	Personal Property	3,609	3,609
Monitor, Michigan	Personal Property	3,316	3,316
Grand Blanc, Michigan	Personal Property	3,140	3,140
Clio, Michigan	Personal Property	2,840	2,840
Livonia, Michigan	Personal Property	1,803	1,803
Hawes, Michigan	Personal Property	1,618	1,618
Summit County, Ohio	Personal Property	1,476	1,476
Green Oak, Michigan	Personal Property	1,393	1,393
Plymouth, Michigan	Personal Property	1,224	1,224
Ottawa County, Ohio	Personal Property	1,186	1,186
Muscogee County, Georgia	Personal Property	981	981
Rochester Hills, Michigan	Personal Property	932	932
Tawas, Michigan	Personal Property	683	683
Van Buren, Michigan	Personal Property	564	564
Wayne Twp, Michigan	Personal Property	414	414
Sturgis, Michigan	Personal Property	368	368
Cuyahoga County, Ohio	Personal Property	325	325
Logan County, Ohio	Personal Property	229	229
Huron County, Ohio	Personal Property	211	211
Addison, Michigan	Personal Property	128	128
Lorain County, Ohio	Personal Property	120	120
Delaware County, Ohio	Personal Property	98	98
Lucas County, Ohio	Personal Property	85	85
Fairfield County, Ohio	Personal Property	75	75
Ashtabula County, Ohio	Personal Property	70	70
Watertown, Michigan	Personal Property	53	53
Licking County, Ohio	Personal Property	50	50
Crawford County, Ohio	Personal Property	21	21
Genesee, Michigan	Personal Property	21	21
Shelby County, Ohio	Personal Property	2	2
State of Ohio	Use	455,587	455,587
State of Michigan	Use	367,003	367,003
State of Indiana	Use	269,249	269,249
State of New York	Use	128,572	128,572
State of New Jersey	Use	36,863	36,863
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED SEPTEMBER 30, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Limestone County, Alabama (Payee ALATAX — Tax Trust Account)	Use	$35,374	$35,374
State of Mississippi	Use	34,483	34,483
State of Texas	Use	20,312	20,312
State of Wisconsin	Use	18,353	18,353
State of Georgia	Use	7,419	7,419
Gadsden, Alabama (Payee ALATAX - Tax Trust Account)	Use	3,938	3,938
Tuscaloosa County, Alabama	Use	1,374	1,374
Etowah County, Alabama (Payee ALATAX Tax Trust Account)	Use	885	885
Coaling, AL (Payee ALATAX Tax Trust Account)	Use	385	385
Colorado Dept of Revenue	Use	63	63
Tuscaloosa, Alabama	Use	37	37
Buena Vista, Michigan	Real Property	769,607	769,607
Henrietta, New York	Real Property	201,652	201,652
Burton, Michigan	Real Property	84,015	84,015
Lenawee County, Michigan	Real Property	43,343	43,343
Starpoint School District, New York	Real Property	2,356	2,356
Mississippi Office of Revenue	Income	124,000	124,000
Wisconsin Department of Revenue	Income	3,000	3,000
State of Ohio	Kilowatt Hour	75,985	75,985
Texas Comptroller of Public Accounts	Franchise	54,279	54,279
State of Alabama	Consumer Use	36,467	36,467
State of Alabama	Seller's Use	26,946	26,946
Internal Revenue Service	Withholding	19,833	19,833
Canada Customs & Revenue Agency	Goods & Services	3,274	3,274
Colorado Dept of Revenue	Sales	1,270	1,270
Colorado Dept of Revenue	Utility	186	186
South Carolina Department of Revenue	Sales & Use	66	66

Total		$13,086,773	$13,086,773

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected, and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor subsidiaries. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor subsidiaries. The foreign withholding taxes are required to be withheld by the foreign non-Debtor subsidiaries and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor subsidiaries when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED SEPTEMBER 30, 2006

	Case
Debtor Name	Number	Amount (4)

Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	2,515,710
Delphi Medical Systems Texas Corporation	05-44511	1,774,165
Delphi Medical Systems Corporation	05-44529	1,362,119
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	397,996
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	6,605,561
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	9,090,169
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	7,211,469
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	193,069
Delphi International Services, Inc.	05-44583	11,506,715
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	15,535
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	11,537,957
Delphi Diesel Systems Corporation	05-44612	28,435,681
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	218,615
Delphi Integrated Service Solutions, Inc.	05-44623	288,718
Delphi Connection Systems	05-44624	5,520,563
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	207,385,541
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	153,756,211
Delphi Automotive Systems LLC	05-44640	2,023,161,142
Delphi Furukawa Wiring Systems LLC	05-47452	206,420
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	—
(4)	Operating expenses for the month ended September 30, 2006 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD) (Jointly Administered)